UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2007
___________

SPORTSQUEST, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	033-09218 (Commission File Number)	22-2742564 (I.R.S. Employer Identification No.)

801 International Parkway, 5th floor Lake Mary, Florida (Address of principal executive offices)	32746 (Zip Code)

Registrant’s telephone number, including area code: (757) 572-9241

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SportsQuest, Inc. (the “Company”) has entered into the material definitive agreements described below.

Acquisition of Zaring-Cioffi Entertainment, LLC. On August 20, 2007, the Company entered into an Agreement for the Exchange of Stock (the “Exchange Agreement”) with Zaring-Cioffi Entertainment, LLC, a California limited liability company (“Zaring-Cioffi”), and ZCE, Inc., a California corporation (“ZCE”), and Q-C Entertainment, LLC, a Washington limited liability company (“Q-C” and together with ZCE, the “Members”). Zaring-Cioffi is a full-service production company of talent-based special events. The closing is subject to the conversion of Zaring-Cioffi to a California corporation (as converted, “Zaring-Cioffi”) and completion of due diligence by the Company. Under the terms of the Exchange Agreement, the Company has agreed to purchase 100% of the issued and outstanding shares of Zaring-Cioffi in exchange for that number of shares of common stock of the Company to be issued to the Members with a total value of $500,000, with the number of shares computed by dividing the prior to closing average five day closing price of the common stock of the Company into the sum of $500,000. In addition, the Company shall pay to ZCE $150,000 in cash at closing and shall issue warrants to the Members to purchase common stock of the Company according to the following schedule: 100,000 shares at a strike price of $0.50 per share expiring December 31, 2007, 100,000 shares at a strike price of $1.00 per share expiring December 31, 2008, and 200,000 shares at a strike price of $1.50 per share expiring December 31, 2009. Furthermore, David Quinn and Jeff Merriman, the sole members of Q-C, shall receive, at no cost, a Bronze Level sponsorship position (or its equivalent) at all Zaring-Cioffi events through 2009. A copy of the Exchange Agreement is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

A copy of the press release that the Company issued on August 20, 2007 with respect to the Exchange Agreement is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.01.

Dutchess Investment Agreement. On August 23, 3007, the Company entered into an Investment Agreement (the “Investment Agreement”) with Dutchess Private Equities Fund, Ltd., a Cayman Islands exempted company (“Dutchess”). The Investment Agreement provides for the Company’s right, subject to certain conditions, to require Dutchess to purchase up to $50,000,000 of the Company’s common stock at a seven percent discount to market over the 36 month period following a registration statement covering such common stock being declared effective by the Securities and Exchange Commission. A copy of the Investment Agreement is being filed as Exhibit 10.2 to this report and is incorporated by reference into this Item 1.01.

As a condition to entering into the Investment Agreement, the Company and Dutchess entered into a Registration Rights Agreement, dated as of August 23, 2007 (the “Registration Rights Agreement”). As set forth in the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission within 45 days after the date of the Registration Rights Agreement to cover the resale by Dutchess of the shares of the Company’s common stock issued pursuant to the Investment Agreement. The Company has agreed to initially register for resale 10,000,000 shares of its common stock which would be issuable on the date preceding the filing of the registration statement based on the closing bid price of the Company’s common stock on such date and the amount reasonably calculated that represents common stock issuable to other parties as set forth in the Investment Agreement except to the extent that the Securities and Exchange Commission requires the share amount to be reduced as a condition of effectiveness. The Company has further agreed to use all commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission within 120 days after the date of the Registration Rights Agreement and to keep such registration statement effective until the earlier to occur of the date on which (a) Dutchess shall have sold all of the shares of common stock issued or issuable pursuant to the Investment Agreement; or (b) Dutchess has no right to acquire any additional shares of common stock under the Investment Agreement. A copy of the Registration Rights Agreement is being filed as Exhibit 10.3 to this report and is incorporated by reference into this Item 1.01.

A copy of the press release that the Company issued on August 27, 2007 with respect to the Investment Agreement is being filed as Exhibit 99.2 to this report and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement for the Exchange of Stock by and among SportsQuest, Inc., Zaring-Cioffi Entertainment, LLC, ZCE, Inc. and Q-C Entertainment, LLC dated August 20, 2007.

10.2	Investment Agreement by and between SportsQuest, Inc. and Dutchess Private Equities Fund, Ltd. dated August 23, 2007.

10.3	Registration Rights Agreement by and between SportsQuest, Inc. and Dutchess Private Equities Fund, Ltd. dated August 23, 2007.

99.1	Press Release dated August 20, 2007.

99.2	Press Release dated August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSQUEST, INC.
Date: August 29, 2007
By:  /s/

R. Thomas Kidd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for the Exchange of Stock by and among SportsQuest, Inc., Zaring-Cioffi Entertainment, LLC, ZCE, Inc. and Q-C Entertainment, LLC dated August 20, 2007.

10.2	Investment Agreement by and between SportsQuest, Inc. and Dutchess Private Equities Fund, Ltd. dated August 23, 2007.

10.3	Registration Rights Agreement by and between SportsQuest, Inc. and Dutchess Private Equities Fund, Ltd. dated August 23, 2007.

99.1	Press Release dated August 20, 2007.

99.2	Press Release dated August 27, 2007.